EXHIBIT 99 (A)
                                                                  --------------
Excellence in Electronics and
Telecommunications Components                              FOR IMMEDIATE RELEASE
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                                  NEWS RELEASE
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INVESTORS:   MICHAEL R. ELIA     SR. VICE PRESIDENT & CFO     (614) 791-3117
MEDIA:       MELODYE DEMASTUS    MELROSE CONSULTING           (614) 771-0860


          INSILCO HOLDING CO. AMENDS CURRENT CREDIT AGREEMENT; RECEIVES
            ADDITIONAL $15M; AND REPORTS SECOND QUARTER 2001 RESULTS


COLUMBUS, OHIO, AUGUST 15, 2001 -- INSILCO HOLDING CO. (OTC BULLETIN BOARD:
INSL) today reported that it has completed an amendment to its current credit facility to allow covenant relief during the telecommunications market slowdown, and said that Insilco Technologies, Inc., a subsidiary of Insilco Holding Co., received $15 million in the form of senior unsecured loans from certain of the Company's equity investors. Insilco also reported sales and operating results for its second quarter ended June 30, 2001.

The credit facility amendment, among other items, revises the financial covenants to reflect current and projected market conditions and associated Company performance and adjusts the interest rates and fees applicable to the loans, letters of credit and commitments. In connection with the amendment, Insilco Technologies, Inc. also reduced the amount of the revolving loan commitment to $44 million. The new loans represent an additional tranche of senior unsecured loans under the current Credit Agreement. The new tranche, which matures on June 25, 2007, bears quarterly compounded non-cash interest at rates ranging from 15% to 30% depending on the Company's leverage ratio. In conjunction with the borrowing of this new tranche of loans, Insilco Technologies, Inc. granted the lenders making such loans warrants to purchase 60,000 shares of its common stock at $0.01 per share, which, upon exercise, will constitute approximately 38% of the common stock then outstanding. The amendment also permits additional issuance of up to $15.0 million of senior unsecured loans under the Credit Agreement and up to $15.0 million of new senior subordinated notes with a stated maturity and interest rate substantially identical to the new loans under the amended Credit Agreement, but otherwise with terms substantially similar to Insilco Technologies, Inc.'s outstanding 12% Senior Subordinated Notes due 2007.

The Company reported the following results on a pro forma basis to include the results of acquisitions as if they occurred at the beginning of the relevant period and to exclude impairment and amortization of goodwill, depreciation, interest, taxes, and nonrecurring items in an effort to provide a better understanding of the changes in its operating results.

The Company reported pro forma second quarter sales of $58.3 million compared with $110.0 million recorded last year. The decline reflects continuing weak demand across the Company's business lines, in particular, extremely weak demand for custom assemblies from the telecom optical equipment market. Pro forma EBITDA from ongoing operations for the current quarter was $0.4 million compared with $21.7 million recorded last year, reflecting the weak sales volume.


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
For the first six months of 2001, the Company reported pro forma EBITDA of $8.9 million, on pro forma sales of $138.3 million, compared to pro forma EBITDA of $42.8 million, on pro forma sales of $216.1 million, reported in the comparable period a year ago.

David A. Kauer, Insilco President and CEO said, "We are very pleased to have the confidence of both our lenders and equity investors and for their support in amending our credit agreement to provide the relief needed to effectively manage our way through this cyclical downturn in our markets. We continue to see weakness across the board, reflecting both the economic slowdown as well as the significant downturn in the telecom sector. However, our customer relations remain intact and we continue to respond to the weak market environment by reducing headcount, improving working capital and integrating plant operations to reduce our permanent cost structure. In fact, since last fall we have reduced our worldwide headcount by 50%, which will reduce our annualized costs by nearly $25 million. Moreover, as a result of stringent operations management and strictly limiting non-essential expenditures, we have been able to maintain a healthy cash position. With the additional $15 million in capital and after making the $7.2 million cash interest payment on the Company's outstanding $120 million Senior Subordinated Notes on August 15th, the Company has approximately $37 million of cash. As a result, we now believe we have sufficient liquidity to meet our obligations and continue to provide the same best in class service to our customers while weathering this downturn."

OUTLOOK

Kauer continued, "While we continue to take actions to right size our cost structure, which will ultimately improve our long-term competitive position, we expect our short term performance will continue to be affected by the weak demand from our OEM customers as they work to reduce their excessive inventory levels. As visibility is limited, it is difficult to predict how long this will take; however, we do not expect significant improvement in the telecom market for the balance of this year. We continue to seek new business opportunities and customers, as well as rationalize all of our costs, with the belief that as the economy improves and our markets rebound we will be selected the provider of choice, given our competitive cost structure, first class manufacturing processes and excellence in customer service."

REPORTED RESULTS

The net loss for the Company's current quarter was ($110.8) million compared to net income of $0.7 million recorded a year ago in the second quarter. Second quarter 2001 results included a goodwill impairment charge of $97.3 million and second quarter 2000 results included after-tax income of $3.6 million from discontinued operations. The loss available to common shareholders for the second quarter of 2001 was ($112.8) million or ($75.26) per diluted share, versus a loss of ($1.0) million, or ($0.65) per diluted share, available to common shareholders for the 2000 second quarter. The net loss for the Company's current six months was ($118.2) million compared to net income of $41.3 million recorded in the same period last year, which included after tax income and gains of $47.9 million from discontinued operations. The loss available to common shareholders for the first half of 2001 was ($122.1) million or ($81.44) per diluted share. For the comparable period in 2000, the Company recorded net income available to common shareholders of $38.0 million, or $24.80 per diluted share.


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

Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, fiber optic assemblies and subassemblies, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components. Insilco maintains more than 1.4 million square feet of manufacturing space and has 23 locations throughout the United States, Canada, Mexico, China, Northern Ireland, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at WWW.INSILCO.COM or WWW.INSILCOTECHNOLOGIES.COM.

THE STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS MAY BE DEEMED FORWARD LOOKING STATEMENTS, AND, AS SUCH, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS IN PARAGRAPH SIX THROUGH SEVEN WITH RESPECT TO: THE COMPANY'S ABILITY TO MAINTAIN SUFFICIENT LIQUIDITY TO MEET ITS FINANCIAL OBLIGATIONS AND MEET CUSTOMER EXPECTATIONS; SHORT- TERM AND LONG-TERM OUTLOOK; GROWTH PROSPECTS; ECONOMIC CONDITIONS; THE ABILITY TO IMPROVE OPERATING EFFICIENCIES AND TO FURTHER REDUCE EXPENSES. IT IS IMPORTANT TO NOTE THAT RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD CAUSE RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: DELAYS IN NEW PRODUCT INTRODUCTIONS, LACK OF MARKET ACCEPTANCE FOR NEW PRODUCTS, CHANGES IN DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN MARKET TRENDS, GENERAL COMPETITIVE PRESSURES FROM EXISTING AND NEW COMPETITORS, ADVERSE CHANGES IN OPERATING PERFORMANCE, CHANGES IN INTEREST RATES, AND ADVERSE ECONOMIC CONDITIONS WHICH COULD AFFECT THE AMOUNT OF CASH AVAILABLE FOR DEBT SERVICING AND CAPITAL INVESTMENTS. FURTHER INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AND SUBSEQUENT REPORTS ON FORM 10-Q. COPIES OF THESE FILINGS MAY BE OBTAINED BY CONTACTING THE COMPANY OR THE SEC.

                            -THREE TABLES TO FOLLOW-




















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
                               INSILCO HOLDING CO.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
             (Amounts in millions, except share and per share data)

                                     ACTUAL

                                                         Three Months Ended           Six Months Ended
                                                              June 30,                    June 30,
                                                       ----------------------      ----------------------
                                                         2001          2000          2001          2000
                                                       --------      --------      --------      --------
Sales                                                  $   58.3          92.3         138.3         170.7
Cost of sales, excluding depreciation                      50.5          66.6         114.1         123.8
Selling, general and administrative
   expenses, excluding depreciation                         8.7          12.4          17.8          22.9
Depreciation and amortization expense                       5.2           3.6          10.3           6.7
Goodwill impairment charge                                 97.3        --              97.3        --
Significant legal and professional fees                     0.1           0.3           0.1           0.3
Severance and other                                         1.6           0.3           1.9           0.8
                                                       --------      --------      --------      --------
   Operating income (loss)                               (105.1)          9.1        (103.2)         16.2
Interest expense, net                                     (10.1)        (13.3)        (22.4)        (25.6)
Other expense, net                                         (0.6)       --              (0.3)         (0.4)
                                                       --------      --------      --------      --------
   Loss before income taxes and
     discontinued operations                             (115.8)         (4.2)       (125.9)         (9.8)
Income tax benefit                                          5.0           1.3           7.7           3.2
                                                       --------      --------      --------      --------
   Net loss before discontinued operations               (110.8)         (2.9)       (118.2)         (6.6)
Discontinued operations, net of tax:
   Income from operations                                --               3.6        --               4.9
   Gain on disposal                                      --            --            --              43.0
                                                       --------      --------      --------      --------
Income from discontinued operations                      --               3.6        --              47.9
   Net income (loss)                                     (110.8)          0.7        (118.2)         41.3
                                                       --------      --------      --------      --------
Preferred stock dividend                                   (2.0)         (1.7)         (3.9)         (3.3)
                                                       --------      --------      --------      --------
   Net income (loss) available to common               $ (112.8)         (1.0)       (122.1)         38.0
                                                       ========      ========      ========      ========

Earnings (loss) before other income,
interest, taxes, depreciation, amortization,
and one-time items                                     $   (0.9)         13.3           6.4          24.0
                                                       ========      ========      ========      ========

Capital expenditures                                   $   (1.5)         (1.6)         (4.4)         (3.5)
                                                       ========      ========      ========      ========

Basic Shares                                              1,499         1,530         1,499         1,531
                                                       ========      ========      ========      ========

Basic income (loss) per share available to common:
Loss from continuing operations                        $ (75.26)        (3.01)       (81.44)        (6.53)
                                                       ========      ========      ========      ========
Basic income (loss) per share                          $ (75.26)        (0.65)       (81.44)        24.80
                                                       ========      ========      ========      ========

Diluted Shares                                            1,499         1,530         1,499         1,531
                                                       ========      ========      ========      ========

Diluted income (loss) per share available to common:
Loss from continuing operations                        $ (75.26)        (3.01)       (81.44)        (6.53)
                                                       ========      ========      ========      ========
Diluted income (loss) per share                        $ (75.26)        (0.65)       (81.44)        24.80
                                                       ========      ========      ========      ========

                               INSILCO HOLDING CO.
          Reconciliation of EBITDA to Reported Operating Income (Loss)
                                   (Unaudited)
                              (Amounts in millions)

                                                      Three Months Ended       Six Months Ended
                                                           June 30,                June 30,
                                                      ------------------      ------------------
                                                       2001        2000        2001        2000
                                                      ------      ------      ------      ------
Pro Forma Sales
Custom Assemblies                                     $ 26.2        62.9        64.5       121.3
Precision Stampings                                     14.8        20.5        31.9        41.6
Passive Components                                      17.3        26.6        41.9        53.2
                                                      ------      ------      ------      ------
   Total proforma sales                                 58.3       110.0       138.3       216.1
Pro forma cost of sales, excluding depreciation         50.0        78.9       112.6       154.7
Pro forma selling, general and administrative
  expenses, excluding depreciation                       7.9         9.4        16.8        18.6
                                                      ------      ------      ------      ------
Proforma EBITDA (1) (2)                                  0.4        21.7         8.9        42.8
   Acquisition related charges                          (1.3)       (4.0)       (2.5)       (7.4)
   Depreciation and amortization expense                (5.2)       (3.6)      (10.3)       (6.7)
   Goodwill impairment charge                          (97.3)       --         (97.3)       --
   Significant legal and professional fees              (0.1)       (0.3)       (0.1)       (0.3)
   Severance and other                                  (1.6)       (0.3)       (1.9)       (0.8)
   Acquired businesses pre-acquisition EBITDA           --          (4.4)       --         (11.4)
                                                      ------      ------      ------      ------
Reported operating income (loss)                      (105.1)        9.1      (103.2)       16.2
                                                      ======      ======      ======      ======


(1) Pro forma results reflect (i) the acquisitions of TAT (February, 2000), Precision Cable (August, 2000) and InNet Technologies (January 2001) and their associated incentive expenses and (ii) the divestitures of Taylor Publishing and the Automotive Segment, in each case, as if they occurred at the beginning of the relevant period, and (iii) the exclusion of certain non-recurring, non-operating expense items, such as severence and asset writedowns.

(2) "EBITDA", which is defined as earnings before interest expense (net), income taxes, depreciation and amortization and non-operating items, is not intended to represent and should not be considered more meaningful than, or an alternative to, operating income, cash flows from operating activities or other measures of performance in accordance with generally accepted accounting principles. EBITDA data are included because we understand that such information is used by certain investors as one measure of an issuer's historical ability to service debt. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies, or used in the Company's debentures, credit or other similar agreements, due to potential inconsistencies in the method of calculation.

                               INSILCO HOLDING CO.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                              (Amounts in millions)

                                                                    June 30,    December 31,
                                                                      2001          2000
                                                                    --------      --------
                                     ASSETS
                                     ------
Current assets:
  Cash and cash equivalents                                         $   31.6          28.1
  Receivables, net                                                      39.1          63.4
  Inventories, net                                                      53.1          58.8
  Current portion of deferred taxes                                      2.2           2.4
  Net assets of Discontinued Operations                                --            --
  Prepaid expenses                                                       2.5           5.4
                                                                    --------      --------
       Total current assets                                            128.5         158.1

Property, plant and equipment, net                                      58.0          58.3
Goodwill, net                                                           57.9         121.3
Deferred taxes                                                           9.3           1.1
Other assets and deferred charges                                       16.0          17.7
                                                                    --------      --------
       Total assets                                                 $  269.7         356.5
                                                                    ========      ========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------
Current liabilities:
  Accounts payable                                                  $   18.2          28.7
  Accrued expenses and other                                            16.0          34.4
  Accrued interest payable                                               6.1           6.5
  Estimated income taxes                                                 6.6           6.9
  Current portion of long-term debt                                      5.2           5.2
  Current portion of long-term obligations                               0.9           0.9
                                                                    --------      --------
       Total current liabilities                                        53.0          82.6

Senior Bank Debt                                                       215.1         159.5
12% Senior Subordinated Notes                                          119.8         119.8
14% Senior Discount Notes                                              102.0          95.1
Other long-term debt                                                     0.4           0.5
                                                                    --------      --------
  Total long term debt                                                 437.3         374.9
Other long-term obligations                                             37.5          38.1
Minority interest                                                      --            --
Preferred stock                                                         51.0          47.1
Stockholders' deficit                                                 (309.1)       (186.2)
                                                                    --------      --------
       Total liabilities and stockholders' deficit                  $  269.7         356.5
                                                                    ========      ========